                           SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [_]

Check the appropriate box:

[_]   Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[_]   Definitive Additional Materials

[_]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            INVESTORS TITLE COMPANY
                (Name of Registrant as Specified In Its Charter)

                                Not Applicable
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                    [LETTERHEAD OF INVESTORS TITLE COMPANY]


April 12, 2001

Dear Shareholders:

   You are cordially invited to attend the Annual Meeting of Shareholders to be held in the Investors Title Building, 121 North Columbia Street, Chapel Hill, North Carolina on Wednesday, May 16, 2001, at 11:00 A.M.

   The Annual Meeting will begin with a review of the activities of the Company for the past year and a report on current operations during the first quarter of 2001, followed by discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement.

The Board of Directors unanimously recommends that you vote "FOR" all of the proposals.

   I URGE YOU TO REVIEW THE PROXY STATEMENT, SIGN AND DATE YOUR PROXY, AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

   If you attend the meeting, you may, of course, choose to revoke your proxy and personally cast your vote.

                                                     Cordially,

                                                     /s/ J. Allen Fine

                                                     J. Allen Fine
                                                     Chief Executive Officer

                    [LETTERHEAD OF INVESTORS TITLE COMPANY]


               -------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 16, 2001

               -------------------------------------------------


     The Annual Meeting of the Shareholders of Investors Title Company will be held at 121 North Columbia Street, Chapel Hill, North Carolina, on Wednesday, May 16, 2001 at 11:00 A.M. E.D.T., for the following purposes:

     (1) To elect three directors for three-year terms or until their successors are elected and qualified.

     (2) To consider and act upon a proposal to approve the 2001 Stock Option and Restricted Stock Plan.

     (3) To consider any other business that may properly come before the meeting.

     Shareholders of record of Common Stock of the Company at the close of business on March 26, 2001 are entitled to vote at the meeting and any adjournments thereof.

                                          By Order of the Board of Directors:

                                          /s/ L. Dawn Martin

                                          L. Dawn Martin
                                          Vice President and Assistant Secretary

--------------------------------------------------------------------------------

IMPORTANT - YOUR PROXY IS ENCLOSED. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED FOR THAT PURPOSE. IT WILL ASSIST THE COMPANY IN KEEPING DOWN THE EXPENSES OF THE MEETING IF ALL SHAREHOLDERS RETURN THEIR SIGNED PROXIES PROMPTLY. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND THE MEETING.

                                PROXY STATEMENT

--------------------------------------------------------------------------------

                        Annual Meeting of Shareholders
                          To Be Held on May 16, 2001

--------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Investors Title Company of proxies to be voted at the Annual Shareholders' Meeting to be held at 121 North Columbia Street, Chapel Hill, North Carolina, on May 16, 2001 at 11:00 A.M. E.D.T., and at all adjournments thereof. Shareholders of record at the close of business on March 26, 2001 are entitled to notice of and to vote at the meeting and any adjournments thereof.

     Proxy Solicitation by the Board of Directors. The solicitation of proxies will be by mail and is made on behalf of the Board of Directors. The cost of solicitation of proxies will be borne by the Company. Copies of proxy material and of the Annual Report for 2000 will be provided to brokers, dealers, banks and voting trustees or their nominees for the purpose of soliciting proxies from the beneficial owners, and the Company will reimburse these record holders for their out-of-pocket expenses.

     Revocability of Proxy. Each proxy executed and returned by a shareholder may be revoked at any time thereafter except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

     Voting Securities. On March 26, 2001, the Company had a total of 2,855,744 shares of Common Stock outstanding, its only class of issued and outstanding capital stock. Of these shares, 2,560,564 shares are entitled to one vote per share and 295,180 shares are held by a subsidiary of the Company and, by State law, are not entitled to vote. A majority of the shares entitled to vote at the meeting, represented at the meeting in person or by proxy, will constitute a quorum.

     Annual Report to Shareholders. An Annual Report of the Company for the calendar year 2000 including financial statements and auditors' opinion, along with this Proxy Statement and proxy card, are being first mailed to the Company's shareholders on or about April 12, 2001.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     During the year ended December 31, 2000, the Board of Directors held four meetings. All incumbent directors and nominees, with the exception of Loren B. Harrell, Jr., attended 75% or more of the aggregate number of meetings of the Board of Directors and committees of the Board on which they served.

     The Corporation's Board of Directors has a Compensation Committee, a Nominating Committee and an Audit Committee.

     In 2000, the Compensation Committee was composed of James R. Morton, Lillard H. Mount and A. Scott Parker III. This Committee, which also serves as the Option Committee administering the Company's stock option plans, reviews salaries, bonuses and other compensation of all officers of the Corporation. The Compensation Committee met four times in 2000.

     In 2000, the Nominating Committee was composed of J. Allen Fine, David L. Francis and A. Scott Parker III. A slate of nominees for director to present to the shareholders is recommended by the Nominating Committee and determined by at least a majority vote of those directors whose terms do not expire during the year in which the election of directors will be made. The Committee will consider nominees recommended by the shareholders. Any shareholder wishing to make a recommendation regarding a nominee for election at the 2002 Annual Meeting should submit such recommendation to the Assistant Secretary, Investors Title Company, P.O. Drawer 2687, Chapel Hill, North Carolina 27515-2687, no later than December 12, 2001. The Nominating Committee met once in 2000.

     In 2000, the Audit Committee was composed of David L. Francis, Loren B. Harrell, Jr., William J. Kennedy III and H. Joe King, Jr. The Committee recommends to the Board of Directors the independent public accountants to be engaged by the Company, reviews the overall scope of the annual audit proposed by the independent public accountants, reviews internal audit procedures on various aspects of corporate operations, and periodically consults with the independent public accountants on matters relating to internal financial controls and procedures. The Audit Committee met twice in 2000.

                            Audit Committee Report

     The Audit Committee of the Board of Directors (the Committee) is comprised of the four directors named below. Each member of the Committee is an independent director as defined by Nasdaq's independent director and audit committee listing standards. The Committee has adopted a written charter which has been approved by the Board of Directors (Board) and which is set forth in the Appendix to this Proxy Statement. In accordance with its written charter, the Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

     In connection with the audit process for 2000, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

     The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Committee discussed and reviewed the audited financial statements of the Company as of and for the year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:
William J. Kennedy III, Chairman                  Loren B. Harrell, Jr.
David L. Francis                                  H. Joe King, Jr.

March 27, 2001

                            DIRECTORS' COMPENSATION

     Directors who are not employees of the Company receive an annual retainer for Board services of $3,000 and an attendance fee of $1,000 for each meeting of the Board of Directors attended in addition to actual travel expenses related to the meetings. Directors do not receive fees for committee meetings attended unless the committee meeting is held on a day other than the regularly scheduled board meeting date. The fee for such a committee meeting is $250. Directors who are employees of the Company are paid no fees or other remuneration for service on the Board or on any Board committee. Each non-employee director of the Company was granted a Nonqualified Stock Option, exercisable for 500 shares at $10.00 per share on May 9, 2000. These options were immediately exercisable and will expire on May 9, 2010.

                            EXECUTIVE COMPENSATION

The Compensation Committee Report on Executive Compensation

     The fundamental philosophy of Investors Title Company's compensation program is to provide competitive compensation opportunities for all employees based on the individual's personal performance, experience and contribution to the growth of the Company. In addition, it is the Company's goal to provide compensation opportunities that are comparable to those offered by other businesses in the area, thus allowing the Company to attract and retain experienced corporate officers and key employees with outstanding ability and to motivate them to perform to their fullest extent. The Company's compensation package is competitive with the compensation benefits of other employers of comparable size in its area of operation.

     In evaluating the performance and establishing the incentive compensation of the Chief Executive Officer and other members of senior management, the Committee has reviewed management's success in maximizing its sales efforts by expanding operations in other market areas.

     In reviewing management performance and compensation, the Committee also has taken into account management's consistent commitment to the long-term success of the Company through new innovations and intra-Company restructuring.

     Based upon the evaluation of these factors, the Committee believes that the senior management of the Company continues to be dedicated to achieving long-term growth and that the compensation approved by the Committee has contributed to achieving this end.

     Compensation for each of the named executive officers, as well as other senior executives, consists of a base salary, a cash and/or stock bonus, incentive stock options and a contribution under a Simplified Employee Pension Plan. The Committee considers the total compensation of each of the named executive officers and other senior executives in establishing each element of compensation.

     Each year, the Chief Executive Officer reviews with the Committee the proposed annual salaries, and the Committee recommends any modifications it deems appropriate. Salaries are recommended by the Chief Executive Officer based on industry standards, national surveys, individual contribution and performance. The Committee also fixes the base salary of the Chief Executive Officer based on the same criteria and the Committee's assessment of his past performance and expectations as to future leadership of the Company's business.

     Stock and cash bonuses awarded to the executive officers named in the Summary Compensation Table appearing below and other senior executives are based on their performance throughout the year.

     In determining the Chief Executive Officer's bonus award for 2000, the Committee considered, in addition to the factors discussed above pertaining to expanded markets and innovations, the performance of the Company's competitors, as well as more subjective criteria.

     Periodically, the Committee considers the need to issue stock options, which are designed to link the concerns of the executives with those of the shareholders. Stock option grants provide an incentive that focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. The Committee believes that past grants have successfully focused the Company's senior management on building profitability and shareholder value. The Chief Executive Officer is eligible to participate in the same executive compensation plans available to other senior executives.

     In establishing grants of stock options, the Chief Executive Officer reviews with the Committee the proposed option awards. Executive officers, other than senior executives, also participate in the Company's compensation program.

Submitted by the Compensation Committee of the Board of Directors:
James R. Morton            Lillard H. Mount          A. Scott Parker III

February 12, 2001

Summary Compensation Table

     Shown below is information concerning the annual compensation for services in all capacities to the Company for the fiscal years ended December 31, 2000, 1999 and 1998, of those persons who were, at December 31, 2000 (i) the Chief Executive Officer and (ii) the senior executive officers, other than the CEO, who earned more than $100,000 in salary and bonus during 2000.

                                                                              ----------------------
                                                                              Long Term Compensation
                                                                              ----------------------
                                                                                      Awards
                                                                               --------------------
                                                Annual Compensation                  Securities
  Name and                                  ----------------------------             Underlying         All Other
  Principal                                    Salary           Bonus                 Options/         Compensation
  Position                 Year                  ($              ($)                  SARs (#)             ($)
----------------------------------------------------------------------------------------------------------------------
J. Allen Fine              2000               231,276           99,438                 50,000           17,653(1)
Chief Executive            1999               224,510          124,438                     --           17,950
Officer                    1998               218,192          199,425                  8,000           19,219

James A. Fine, Jr          2000               179,613           25,008                 50,000           21,834(2)
President                  1999               172,167           30,015                     --           20,954
                           1998               131,625           55,000                 10,000           20,577

W. Morris Fine             2000               178,813           25,008                 50,000           21,854(3)
Executive Vice             1999               171,917           32,015                     --           34,368
President                  1998               132,125           55,000                 10,000           20,622
----------------------------------------------------------------------------------------------------------------------

(1) Total represents $17,000 Company contribution to Simplified Employee Pension Plan, along with $653 Company-paid life insurance premiums.

(2) Total represents $17,000 Company contribution to Simplified Employee Pension Plan, along with $878 Company-paid life insurance premiums, and $3,956 Company-paid health insurance premiums.

(3) Total represents $17,000 Company contribution to Simplified Employee Pension Plan, along with $898 Company-paid life insurance premiums, and $3,956 Company-paid health insurance premiums.

Stock Options

The following table sets forth certain information with respect to options granted to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2000.

                       Option Grants in Last Fiscal Year

                                                                                                      Potential Realizable (2)
                                                                                                      Value at Assumed Annual Rates
                                                                                                      of Stock Price Appreciation
                                        Individual Grants (1)                                         For Option Term
-----------------------------------------------------------------------------------------------     --------------------------------
                                                 % of Total
                     Number of Securities     Options Granted      Exercise or
                     Underlying Options       to employees         Base Price       Expiration
Name                 Granted (#)              in Fiscal Year       ($/Sh)           Date              0%($)      5%($)       10%($)
-----------------    --------------------     ----------------     -----------      -----------       ------     ------      -------
J. Allen Fine        15,000                   7.4%                 $ 11.00          5/9/05            0          26,442       76,576
                     10,000                   4.9%                 $ 13.06          8/14/05           0          20,895       60,568
                     25,000                   12.3%                $ 13.06          8/14/05           0          52,237      151,419
James A. Fine, Jr    15,000                   7.4%                 $ 11.00          5/9/05            0          26,442       76,576
                     10,000                   4.9%                 $ 13.06          8/14/05           0          20,895       60,568
                     25,000                   12.3%                $ 13.06          8/14/05           0          52,237      151,419
W. Morris Fine       15,000                   7.4%                 $ 11.00          5/9/05            0          26,442       76,576
                     10,000                   4.9%                 $ 13.06          8/14/05           0          20,895       60,568
                     25,000                   12.3%                $ 13.06          8/14/05           0          52,237      151,419

(1) Incentive Stock Options granted pursuant to a Company stock option plan. Options are granted at 110% of fair market value on the date of grant because the Fine family stock ownership, by virtue of their familial relationship, on an aggregated basis in the Company, exceeds 10% of the total combined voting power of all classes of the Company's stock.

(2) As required by the Securities and Exchange Commission, the amounts shown assume a 5% and 10% annual rate of appreciation on the price of the Company's Common Stock throughout a five-year option term. There can be no assurance that the rate of appreciation assumed for purposes of this table will be achieved. The actual value of the stock options to the named executive officers and all optionees as a group will depend on the future price of the Company's Common Stock.

    The following table shows stock options exercised by the executive officers named in the Summary Compensation Table during 2000, including the aggregate value of gains on the date of exercise (the "Value Realized"). In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2000. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock.

   Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

                                                        Number of Securities          Value of Unexercised
                                                        Underlying Unexercised        In-the-Money Options
                          Shares            Value       Options at FY-End (#)         at FY-End ($)(1)
                          Acquired on       Realized
     Name                 Exercise (#)      ($)         Exercisable/Unexercisable     Exercisable/Unexercisable
------------------      ---------------   -----------  ---------------------------  ----------------------------
J. Allen Fine              1,000            $ 9,320              11,200/                     $    27,700/
                                                                 46,800                          137,700
James A. Fine, Jr.             0                  0              16,200/                          41,950/
                                                                 45,400                          123,450
W. Morris Fine                 0                  0              16,200/                          41,950/
                                                                 45,400                          123,450

(1) The closing price of the Common Stock on December 29, 2000, the last day of 2000 on which the Company's Common Stock traded, was $15.75.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total return among the Company's Common Stock, a broad equity market index (the NASDAQ Market Index) and a peer group index for the last five years. The peer group index (selected on the basis of SIC Codes for publicly-traded title insurance companies) consists of Fidelity National Financial, First American Financial Corporation, LandAmerica Financial Group, Inc., and Stewart Information Services Corporation.

                 COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG
                           INVESTORS TITLE COMPANY,
                   PEER GROUP INDEX AND NASDAQ MARKET INDEX


                                   [GRAPHIC]


                     ASSUMES $100 INVESTED ON JAN. 1, 1996
                          ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING DEC. 31, 2000


                        EXECUTIVE EMPLOYMENT AGREEMENTS

     On February 9, 1984, Investors Title Insurance Company, a wholly owned subsidiary of the Company, entered into an employment agreement with J. Allen Fine, which provides, among other things, for a salary to be fixed by the Board of Directors, which shall not be less than $88,000 per annum. The agreement was for an initial term of five years, renewable annually thereafter until such time as Mr. Fine reaches age 70. The employment agreement provides that if the Company terminates his employment, with or without cause, for any reason other than death or disability, prior to Mr. Fine reaching age 70, he will be paid his monthly salary for a period of 60 months commencing on the first of the month following such termination. Investors Title Insurance Company also entered into employment agreements with James A. Fine, Jr. and W. Morris Fine dated December 21, 1995. These employment agreements, which are substantially identical, provide that the employee shall not compete with the Company in the State of North Carolina for a period of two years following voluntary termination of employment. The agreements also provide that termination following certain events, such as a change in control of the Company, a diminution of the employee's duties and responsibilities, an increase in travel or a requirement that the employee render services outside the Chapel Hill area, would not be deemed a voluntary termination.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised of James R. Morton, Lillard H. Mount and A. Scott Parker III. None of these directors are officers or employees of the Company or any of its subsidiaries.

                 OWNERSHIP OF STOCK BY EXECUTIVE OFFICERS AND
                           CERTAIN BENEFICIAL OWNERS

   The following table indicates the persons known to the Company to be the owners of more than five percent (5%) of the Company?s Common Stock as of March 26, 2001.


         Name and Address of                                       Amount and Nature                  Percent
         Beneficial Owner                                          of Beneficial Ownership            of Class
         -----------------------------------------------------     -----------------------            --------
         Markel Corporation                                               240,750(1)                       9.4%
         4521 Highwoods Parkway, Glen Allen, Virginia 23060

         J. Allen Fine                                                    260,758(2)                     10.13%
         112 Carolina Forest, Chapel Hill, North Carolina 27516


(1) Ownership as of December 31, 2000 as reported to the Company on a Schedule 13G dated February 14, 2001. According to the Schedule 13G, certain subsidiaries of Markel Corporation, as well as other investors advised by Markel Gayner Asset Management Corporation, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Company's Common Stock. Each such holder, with the exception of Essex Insurance Company, a subsidiary of Markel, which beneficially owns 152,600 shares of the Company's Common Stock, holds an interest in less than 5% of the Company?s outstanding Common Stock.

(2) This includes 11,200 shares of Common Stock that Mr. Fine has the right to purchase under stock options that are presently exercisable or are exercisable within 60 days of March 26, 2001. Additionally, this includes 95,000 shares held by a limited partnership, of which Mr. Fine is a general partner, and 151,099 shares held by a limited liability company, of which Mr. Fine is a manager. Mr. Fine and his sons, James A Fine, Jr., and W. Morris Fine, each share voting and investment power with respect to the shares held by the limited liability company.

     The table below sets forth the shares of the Company's Common Stock beneficially owned by each director, nominee for director, the executive officers named in the Summary Compensation Table, and by all directors and executive officers as a group.

     Name of                                   Amount and Nature     Percent
     Beneficial Owner                       of Beneficial Ownership  of Class
     -----------------------                -----------------------  --------
     J. Allen Fine                               260,758(1)           10.13%
     A. Scott Parker III                          77,557(2)            3.02%
     W. Morris Fine                               63,525(3)            2.45%
     James A. Fine, Jr.                           61,823(4)            2.39%
     David L. Francis                             55,166(5)            2.15%
     James R. Morton                              20,565(5)               *
     H. Joe King, Jr.                             19,776(6)               *
     William J. Kennedy III                        4,000(5)               *
     Lillard H. Mount                              2,880(7)               *
     Loren B. Harrell, Jr.                         2,000(5)               *
     All Executive Officers and
     Directors as a Group (12 persons)           581,885(8)           22.21%
     *Represents less than 1%


(1) This includes 11,200 shares of Common Stock that Mr. Fine has the right to purchase under stock options that are presently exercisable or are exercisable within 60 days of March 26, 2001. Additionally, this includes 95,000 shares held by a limited partnership, of which Mr. Fine is a general partner, and 151,099 shares held by a limited liability company, of which Mr. Fine is a manager. Mr. Fine and his sons, James A Fine, Jr., and W. Morris Fine, each share voting and investment power with respect to the shares held by the limited liability company.

(2) This total includes 1,500 shares of Common Stock that Mr. Parker has the right to purchase under stock options that are presently exercisable or are exercisable within 60 days of March 26, 2001. Additionally, this total includes shares beneficially owned as follows: 100 shares as custodian for
     A. Scott Parker IV, son; and 1,642 shares held by wife, Millicent M.
     Parker.

(3) This total includes 16,200 shares of held Common Stock that Mr. Fine has the right to purchase under stock options that are presently exercisable or are exercisable within 60 days of March 26, 2001. Additionally, this total includes shares beneficially owned as follows: 3,577 shares as Custodian for Louisa M. Fine, daughter; 5 shares as Custodian for A. Lundy Fine, daughter; and 470 shares held by wife, Nancy J. Fine.

(4) This total includes 16,200 shares of Common Stock that Mr. Fine has the right to purchase under stock options that are presently exercisable or are exercisable within 60 days of March 26, 2001. Additionally, this total includes shares beneficially owned as follows: 1,415 shares as Custodian for S. Benton Fine, son; and 546 shares held by wife, Leslie A. Fine.

(5) This total includes 2,000 shares of Common Stock available for purchase under stock options that are presently exercisable or are exercisable within 60 days of March 26, 2001.

(6) This total includes 2,000 shares of Common Stock that Mr. King has the right to purchase under stock options that are presently exercisable or are exercisable within 60 days of March 26, 2001. Additionally, this total includes shares beneficially owned as follows: 700 shares held by wife, Patsy T. King.

(7) This total includes 1,000 shares of Common Stock that Mr. Mount has the right to purchase under stock options that are presently exercisable or are exercisable within 60 days of March 26, 2001. Additionally, this total includes shares beneficially owned as follows: 700 shares held by wife, Bonnie Mount.

(8) This total includes 59,275 shares of Common Stock that all officers and directors, as a group, have the right to purchase under stock options that are presently exercisable or are exercisable within 60 days of March 26, 2001.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on a review of the reports of changes in beneficial ownership of Company Common Stock and written representations furnished to the Company, the Company believes that its officers, directors and holders of at least 10% of its Common Stock filed on a timely basis the reports required to be filed under
Section 16(a) of the Securities Exchange Act of 1934 during the year ended December 31, 2000.

                                    ITEM 1
                             ELECTION OF DIRECTORS

     The Company's Board of Directors is composed of 10 members divided into three classes with staggered terms of three years for each class.


     J. Allen Fine, Jr., David L. Francis and A. Scott Parker III are nominated for re-election to serve for a three-year period or until their respective successors have been elected and qualified. The nominees will be elected if they receive a plurality of the votes cast for their election. Broker nonvotes will not affect the election results if a quorum is present. If any of the nominees should withdraw or otherwise become unavailable for reasons not presently known, shares represented by proxies may be voted for other persons in their place in accordance with the best judgment of the persons named in the Proxy.


     THE BOARD RECOMMENDS A VOTE 'FOR' THE ELECTION OF THE NOMINEES FOR
                                   DIRECTORS.

     Information regarding the three nominees for election as directors and directors continuing in office is set forth below:


                                                  Served as        Term
                                                   Director         to
       Name                             Age         Since          Expire
       ---------                        ---        -------        --------
     Board Nominees:
     J. Allen Fine                       66          1973           2004
     David L. Francis                    68          1982           2004
     A. Scott Parker III                 57          1998           2004

     Directors Continuing in Office:
     W. Morris Fine                      34          1999           2002
     Loren B. Harrell, Jr.               52          1996           2002
     H. Joe King, Jr.                    68          1983           2002
     William J. Kennedy III              78          1987           2002
     James A. Fine, Jr.                  39          1997           2003
     James R. Morton                     63          1985           2003
     Lillard H. Mount                    87          1977           2003

Biographical Information

Additional information regarding nominees for election as directors and directors continuing in office is set forth below.

Board Nominees:

J. Allen Fine was the principal organizer of Investors Title Insurance Company and has been Chairman of the Board of that Company, Investors Title Company, and Northeast Investors Title Insurance Company since their incorporation. Mr.Fine served as President of Investors Title Insurance Company until February 1997, when he was named Chief Executive Officer. Additionally, Mr. Fine serves as Chief Executive Officer of the Company and Northeast Investors Title Insurance Company, and Chairman of the Board of Investors Title Exchange Corporation. Mr. Fine is the father of James A. Fine, Jr., President and Treasurer of the Company, and W. Morris Fine, Executive Vice President and Secretary of the Company.

David L. Francis retired in 1997 as the President of Marsh Mortgage Company, a mortgage banking firm and Marsh Associates, Inc., a property management company where he had been employed since 1963. He serves on the Board of Directors of First Landmark, a Charlotte real estate and property management firm, and is General Partner of the Francis Family Limited Partnership.

A. Scott Parker III founded Today?s Home, Inc. in 1975 and has been President of that Company since its incorporation. Today's Home, Inc. manufactures lamps and wall decor for the lodging, hospitality and healthcare industries. He is also managing member of Parker-Jones-Kemp LLC, a developer of furniture showroom properties to the trade.

Directors Continuing in Office:

W. Morris Fine is Executive Vice President and Secretary of Investors Title Company, President and Chief Operating Officer of Investors Title Insurance Company and Northeast Investors Title Insurance Company, President of Investors Title Management Services and Vice President of Investors Title Exchange Corporation. Mr. Fine is the son of J. Allen Fine, Chief Executive Officer and Chairman of the Board of the Company, and brother of James A. Fine, Jr., President and Treasurer of the Company.

Loren B. Harrell, Jr. organized SoftPro Corporation in 1984 and has been President of that Company since its inception. SoftPro specializes in the research and development of software utilized by law firms, title companies, title insurance agents and lending institutions.

H. Joe King, Jr. retired as President and Chairman of the Board of Home Federal Savings & Loan Association in Charlotte, North Carolina and its parent company, HFNC Financial Corporation in 1998, where he had been employed since 1962.

William J. Kennedy III retired as President and Chief Executive Officer of North Carolina Mutual Life Insurance Company in 1990, where he had been employed since 1950.

James A. Fine, Jr. is President and Treasurer of Investors Title Company, Executive Vice President, Chief Financial Officer and Treasurer of Investors Title Insurance Company, Executive Vice President and Chief Financial Officer of Northeast Investors Title Insurance Company, Executive Vice President of Investors Title Management Services and President of Investors Title Exchange Corporation and Investors Title Accommodation Corporation. Additionally, Mr. Fine serves as Chairman of the Board of Investors Title Accommodation Corporation. Mr. Fine is the son of J. Allen Fine, Chief Executive Officer and Chairman of the Board of the Company, and brother of W. Morris Fine, Executive Vice President and Secretary of the Company.

James R. Morton was President of J. R. Morton Associates from 1968 until he retired in 1988. He is currently President of TransCarolina Corporation.

Lillard H. Mount was General Counsel to Investors Title Company and its subsidiaries from their incorporation until his retirement in 1998.

                 SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Shareholder proposals to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company on or before December 12, 2001 to be considered for inclusion in the Company's proxy materials relating to that meeting. If a shareholder notifies the Company after February 25, 2002 of an intent to present a proposal at the Company's 2002 Annual Meeting of Shareholders, the Company will have the right to exercise its discretionary voting authority with respect to such proposal without including information regarding such proposal in its proxy materials.

                                    ITEM 2
                   PROPOSAL TO APPROVE THE 2001 STOCK OPTION
                           AND RESTRICTED STOCK PLAN

     On February 12, 2001, the Board of Directors of the Company adopted, subject to shareholder approval, the 2001 Stock Option and Restricted Stock Plan (the "Plan"). The following is a summary of the Plan, a copy of which was filed electronically with the Securities and Exchange Commission with this Proxy Statement.

     The Plan is intended to induce those persons who are in a position to contribute materially to the success of the Company to remain with the Company, to offer them rewards in recognition of their contributions to the Company's progress and to offer them incentives to continue to promote its best interests. Under the Plan, the Company may grant incentive stock options, nonqualified stock options or restricted stock awards. For purposes of the Plan, the term 'Company' includes Investors Title Company and its subsidiaries. Grants under existing plans will continue in effect until exhausted or expired. Currently, the 1997 Stock Option and Restricted Stock Plan, which expires March 9, 2007, has 236,900 shares subject to outstanding grants and 28,600 shares available for grant; and the 1993 Incentive Stock Option Plan, which expires February 1, 2003, has 143,900 outstanding grants and 6,100 shares available for grant.

Description of the Plan

     General. The Plan provides that up to 250,000 shares of the Company's Common Stock will be available for the grant of incentive stock options, nonqualified stock options and restricted stock awards. The total number of shares that may be issued to any one participant pursuant to options granted under the Plan may not exceed an aggregate of 50,000 shares of Common Stock. The Plan has a 10-year term and, unless sooner terminated as provided in the Plan, will terminate on February 11, 2001.

     The number and class of shares available under the Plan and the purchase price per share will be adjusted appropriately in the event of stock splits and combinations, share dividends and similar changes in the capitalization of the Company.

     The Plan will be administered by a compensation committee (the "Committee") appointed by the Board of Directors of the Company. The Committee will be comprised of at least two members of the Board of Directors, none of whom shall be a current employee of the Company, a former employee of the Company who receives compensation for prior services rendered during the taxable year, an individual receiving direct or indirect remuneration from the Company, within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and any regulations promulgated thereunder, in any capacity other than as a director, or a former or current officer of the Company.

     Awards may be granted under the Plan only to key employees (including statutory employees within the meaning of Section 3121(d)(3) of the Code), officers or directors of the Company. The Committee will determine those persons who will receive incentive stock options, nonqualified stock options and restricted stock awards under the Plan.

     The Plan provides that the Board of Directors may terminate, amend or revise the terms of the Plan at any time, except that no amendment or revision shall (i) increase the maximum aggregate number of shares subject to the Plan, except as permitted by the Plan in order to make appropriate adjustments for stock splits, share dividends or similar changes in the Common Stock; (ii) change the minimum purchase price for shares subject to options granted under the Plan; (iii) extend the maximum duration of 10 years established under the Plan for any option or for a restricted stock award; or (iv) permit the granting of an option or a restricted stock award to anyone other than eligible recipients under the terms of the Plan.

     The Plan provides that restricted stock awarded under the Plan may not be transferred in any manner prior to lapse of the restrictions and conditions imposed on such stock at the time of the award. Incentive stock options and nonqualified stock options granted under the Plan that have not been exercised may not be transferred except by will or the applicable laws of descent and distribution.

     With respect to nonqualified stock options or restricted stock awards, the Committee is authorized under the terms of the Plan, in its discretion, to make loans or payments to optionees or restricted stock award recipients for the purpose of assisting such persons with payment of personal income taxes incurred upon exercise of nonqualified stock options or the lapse of restrictions to which restricted stock is subject. (See "Federal Income Tax Consequences" below.)

     If the Company becomes a party to any merger or consolidation in which it is not the surviving entity or pursuant to which the shareholders of the Company exchange their Common Stock, or if the Company dissolves or liquidates or sells all or substantially all of its assets, all incentive stock options and nonqualified stock options outstanding under the Plan will, unless otherwise provided in the applicable option agreement, terminate on the effective date of such merger, consolidation, dissolution, liquidation or sale. However, prior to such effective date, the Committee may, in its discretion, make any or all outstanding options immediately exercisable, and may, with respect to Options that are terminated, (i) authorize a payment to any optionee that approximates the economic benefit that he would realize if his option were exercised immediately before such effective date, (ii) authorize a payment in such other amount as it deems appropriate to compensate any optionee for the termination of his Option, or (iii) arrange for the granting of a substitute Option to any optionee. The Committee also may, in its discretion, cause any or all restricted stock awards that are still subject to any restrictions and conditions to become immediately vested in full on the effective date of any such transaction, unless otherwise provided in the applicable agreement evidencing such restricted stock award.

     Any shares of Common Stock that are subject to incentive stock options or nonqualified stock options granted under the Plan and that are not issued, and any share of Common Stock that are issued pursuant to restricted stock awards under the Plan and that are subsequently forfeited, may again be the subject of grants or awards under the Plan.

     Nonqualified Stock Options. The Plan permits the granting of nonqualified stock options to such key employees (including statutory employees within the meaning of Section 3121(d)(3) of the Code), officers or directors of the Company as the Committee shall select from time to time in its discretion.

     The price of shares subject to nonqualified stock options granted under the Plan will be determined by the Committee at the time of grant of the option, but may not be less than 100% of the fair market value of the Common Stock at the time of the grant. The Committee will determine at the time of grant the dates on which nonqualified stock options will become exercisable and may accelerate the scheduled exercise date of an option if deemed appropriate. No nonqualified stock option may expire later than 10 years from the date of grant.

     Unexercised nonqualified stock options will terminate if an optionee ceases to be employed by the Company, or any parent or subsidiary corporation, for any reason other than death or disability, except that the applicable stock option agreement may allow such option to be exercised within a period not to exceed three months after the date of termination of employment. In the event an optionee becomes disabled, a nonqualified stock option may be exercised at any time within three months after the date of termination of employment due to disability unless a longer or shorter period is provided in the applicable option agreement. If an optionee dies while employed by the Company, or any parent or any subsidiary corporation, his nonqualified stock options shall expire one year after the date of death, unless a longer or shorter period of exercise has been specifically provided in the applicable stock option agreement.

     Incentive Stock Options. The Plan permits the granting of incentive stock options ("ISOs") only to key employees of the Company who qualify for the grant of an ISO under Section 422 of the Code.

     The terms and conditions described above for nonqualified stock options also apply to ISOs granted under the Plan. The following additional terms and conditions will also be applicable with respect to ISOs: (i) no ISO may be granted to a person who owns, at the time of grant, stock representing more than 10% of the total voting power of all classes of stock of the Company unless the option price for the shares subject to such ISO is at least 110% of the fair market value on the date of grant and such ISO award is exercisable only within five years after its date of grant; (ii) the total fair market value of shares subject to ISOs which are exercisable for the first time by an optionee in a given calendar year may not exceed $100,000, valued as of the date of the ISO's grant; and (iii) ISOs may not be granted more than 10 years after the date of adoption of the Plan by the Board.

     Restricted Stock. Restricted stock may be issued under the terms of the Plan to eligible recipients who are selected from time to time by the Committee. Such restricted stock will be subject to such restrictions and conditions as may be determined by the Committee at the time of the award. These restrictions and conditions may include (but are not required to include) restrictions on transfer of the awarded shares of Common Stock, vesting conditions based on continued employment with the Company for a specified period of time following the award or satisfaction of individual or corporate performance criteria, or satisfaction of other vesting standards. The lapse of restrictions and conditions with respect to restricted stock may be accelerated at any time by the Board of Directors or the Committee in its discretion.

     Certificates evidencing shares of restricted stock will be held by the Company and may not be sold or otherwise transferred by a restricted stock award recipient until the restrictions imposed on the stock have lapsed. Notwithstanding such restrictions, however, the award recipient will have other rights associated with ownership of such restricted stock, including the right to vote such shares and to receive dividends paid thereon. Restricted stock will be forfeited if an award recipient dies or terminates his employment with the Company, or any parent or subsidiary corporation, prior to lapse of the restrictions on the shares, unless otherwise provided in the applicable restricted stock agreement.

     Restrictions and conditions imposed on shares of restricted stock shall lapse, in whole or in part, as provided in the applicable agreement evidencing the restricted stock award, but must lapse, if at all, not later than ten years from the date of the award.

Federal Income Tax Consequences

     Incentive Stock Options. ISOs granted under the Plan are intended to qualify as "incentive stock options" under Section 422 of the Code. The grant of an ISO generally does not result in taxable income to the optionee at the time of grant of the option or at the time of exercise. However, for any year in which Common Stock is purchased upon exercise of an ISO, the difference between the fair market value of the Common Stock at the time of exercise and its cost to the optionee will be an item of adjustment for purposes of computation of the optionee's alternative minimum taxable income under Section 55 of the Code. If the optionee exercises the ISO and then sells the Common Stock purchased under the option at a gain, the excess of the sales price of the Common Stock over its cost to the optionee will be taxable as a long-term capital gain if the sale is made more than two years from the granting of the option and more than one year from the transfer of the stock to the optionee. If the sale is made within two years after the granting of the ISO or within one year after the Common Stock is transferred to the optionee and if sales proceeds exceed the fair market value of the Common Stock on the date of exercise, the optionee generally will recognize ordinary income equal to the fair market value of the Common Stock on the date of exercise less the option price, and capital gain (long-term or short-term as the case may be), equal to the amount realized in excess of the fair market value of the Common Stock on the date of exercise. No tax deduction generally will be available to the Company as a result of the granting of ISOs, the exercise of such options, or the sale by optionees of the Common Stock purchased. However, the Company will be entitled to a deduction in an amount equal to the ordinary income, if any, recognized by an optionee on the sale of Common Stock purchased pursuant to the exercise of an ISO.

     Nonqualified Stock Options. Nonqualified stock options granted under the Plan are not intended to qualify as ISOs under the Code. The grant of a nonqualified stock option will not result in taxable income to the optionee or a deduction to the Company. On the date any such option is exercised, an optionee generally will be deemed to recognize ordinary income equal to the amount by which the fair market value of the Common Stock on the exercise date exceeds the option price, and the Company will generally receive a deduction in the same amount.

     Restricted Stock. In general, there will be no federal income tax consequences to either the Company or to the recipient of a restricted stock award upon the grant of restricted stock until the restrictions lapse and the restricted stock becomes nonforfeitable. At that time, the award recipient will recognize taxable income equal to the then fair market value of the Common Stock and the Company will generally receive a corresponding deduction. However, restricted stock award recipients may elect, within 30 days after the date of grant of a restricted stock award, to recognize ordinary income equal to the fair market value of the restricted stock on the date of grant and the Company will be entitled to a corresponding deduction at that time.

Any discussion herein pertaining to a deduction for the Company is qualified by application of Section 162(m) of the Code and the regulations thereunder.
Section 162(m) limits to $1,000,000 per year the allowable deduction for compensation paid to or accrued by the chief executive officer and the four most highly compensated officers (other than the chief executive officer), except that such limit does not include "performance-based compensation," as that term is defined therein. If the Plan is approved by shareholders in the manner prescribed by applicable regulations, compensation realized upon the exercise of options will be "performance-based" if the exercise price is at least equal to the fair market value of the underlying stock on the date of grant. The Plan is intended to meet the provisions of Section 162(m) such that any deductions realized from stock option transactions thereunder will not be limited. Compensation derived from restricted stock awards granted under the Plan may be deemed "performance-based" if they are designated as such by the Committee and if the grant thereof is subject to the attainment of certain performance goals that qualify under the
Section 162(m) regulations. Compensation derived from restricted stock awards that are not "performance-based" will not be deductible by the Company beyond the prescribed $1,000,000 limit.

     Plan Benefits. Because the Plan is discretionary, it is not possible to determine or estimate the benefits or amounts that may be granted in the future to employees, officers or directors of the Company under the Plan. If the Plan had been in effect during 2000, the stock option awards received by the Company's executive officers would have been the same as the stock option awards actually received by the executive officers during 2000 under the 1997 Stock Option and Restricted Stock Plan. The Option Grants in Last Fiscal Year table in the Executive Compensation section above lists the stock option awards during 2000 for the executive officers named in the Summary Compensation Table. The Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values table in the same section show all of the outstanding options held by those executive officers at December 31, 2000.

     Vote Required. Section 422 of the Code provides that the Plan must be approved by the shareholders of the Company in order for incentive stock options granted under the Plan to receive the favorable tax treatment discussed above. Approval of the Plan will require a majority of the votes cast at a meeting at which a majority of the shares of the Company's Common Stock are present in person or by proxy and entitled to vote.

                THE BOARD RECOMMENDS A VOTE 'FOR' THE PROPOSAL
          TO APPROVE THE 2001 STOCK OPTION AND RESTRICTED STOCK PLAN.

                             INDEPENDENT AUDITORS

     Deloitte & Touche LLP served as the independent auditors for the Company for 2000. The Company plans to solicit bids for the 2001 audit; therefore, the independent auditors have not been appointed. Representatives of Deloitte & Touche LLP are expected to attend the 2001 Annual Meeting of Shareholders. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     Audit Fees: Investors Title Company paid to Deloitte & Touche LLP $83,827 during 2000 for audit services provided by them.

     All Other Fees: Investors Title Company paid to Deloitte & Touche LLP $64,008 during 2000 for services other than audit services provided by them. These fees were principally for tax and actuarial services. The Audit Committee does not consider these fees to be inconsistent with the independent auditors' independence.

                   OTHER MATTERS TO COME BEFORE THE MEETING

     Management does not know of any other matters that may come before the meeting. However, if any other matters do properly come before the meeting, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment.

                              GENERAL INFORMATION

     A copy of the Company's 2000 Annual Report and Form 10-K filed with the Securities and Exchange Commission, excluding exhibits, can be obtained without charge by writing to the Assistant Secretary of the Company, 121 North Columbia Street, Chapel Hill, North Carolina 27514.



                                        BY ORDER OF THE BOARD OF DIRECTORS


                                         /s/ L. Dawn Martin

                                        L. Dawn Martin
                                        Vice President and Assistant Secretary

April 12, 2001

                                   APPENDIX
                            AUDIT COMMITTEE CHARTER

                            INVESTORS TITLE COMPANY

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

Organization

     There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of the Company and any of its subsidiaries and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee Member. All members of the Audit Committee must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. At least one director must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

Statement of Policy

     The Audit Committee shall provide assistance to the Corporate Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Company.

Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Corporate Directors and shareholders that the Company's corporate accounting and reporting practices are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the Audit Committee will:

     Review and recommend to the Board of Directors the independent auditors to be selected to audit the financial statements of the Company and its subsidiaries.

     Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.


     Review the following items with the independent auditors: (1) the proficiency and cooperation of financial and accounting personnel, (2) the adequacy and effectiveness of the accounting and financial controls of the Company, and (3) elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

     Review the financial statements contained in the Annual Report to Shareholders with management and the independent auditors to determine that management and the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

     Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

     Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

     Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                                                           [LETTERHEAD OF INVESTORS TITLE COMPANY]
                                   ------------------------------------------------------------------------------------
     PROXY                                   This Proxy is Solicited on Behalf of the Board of Directors for
  PLEASE SIGN                                      the Annual Meeting of Shareholders on May 16, 2001
ON REVERSE SIDE
 AND RETURN IN                The undersigned hereby appoints J. Allen Fine and L. Dawn Martin, and each of them, each with power of
 THE ENCLOSED            substitution, as lawful proxies, to vote all shares of common stock of Investors Title Company that the
 POSTAGE-PAID            undersigned would be entitled to vote if personally present at the Annual Shareholders' Meeting of
   ENVELOPE.             Investors Title Company to be held at 121 North Columbia Street, Chapel Hill, North Carolina on Wednesday,
                         May 16, 2001 at 11:00 A.M. E.D.T., and at any adjournment thereof, upon such business as may properly come before the meeting.
                              Please sign on reverse exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                         Please sign on reverse side and return in the enclosed postage-paid envelope.

SHAREHOLDER__________________________________________________________________________NUMBER OF SHARES__________________________

DIRECTORS RECOMMEND A VOTE FOR ELECTION OF THE DIRECTOR NOMINEES LISTED BELOW.

Mark "X" for only one box. If no direction is indicated, shares will be voted "For" the following director nominees:
    1 - J. ALLEN FINE                    2 - DAVID L. FRANCIS          3 - A. SCOTT PARKER III
    (   ) FOR all nominees               (   ) WITHHOLD all nominees   (   ) Withhold authority to vote for any individual nominee.

                                                                             Write number(s) of nominee(s) below.

                                                                             _____________________

DIRECTORS RECOMMEND A VOTE FOR THE PROPOSAL TO APPROVE THE 2001 STOCK OPTION AND RESTRICTED STOCK PLAN.
    (   ) FOR                            (    ) AGAINST                (    ) ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR BEST JUDGMENT WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY
COME BEFORE THE MEETING.
Dated____________________________________, 2001                        (Signature)__________________________________________________

                                                                       (Signature if held jointly)__________________________________

                            INVESTORS TITLE COMPANY

                  2001 STOCK OPTION AND RESTRICTED STOCK  PLAN

                                   ARTICLE I
                                   ---------

                               GENERAL PROVISIONS
                               ------------------

     Section 1.1  Purpose.  This 2001 Stock Option and Restricted Stock Plan
                  -------
(the "Plan") of Investor's Title Company and its subsidiaries (the "Company") is intended to induce those persons who are in a position to contribute materially to the success of the Company to remain with the Company, to offer them rewards in recognition of their contributions to the Company and to offer them incentives to continue to promote the Company's best interests.


     Section 1.2  Elements of the Plan.  The Plan provides for the grant of
                  --------------------
stock options pursuant to ARTICLE II of the Plan ("Options") and restricted stock awards pursuant to ARTICLE III of the Plan ("Restricted Stock Awards"). Each Option granted pursuant to the Plan shall be designated as provided in
ARTICLE II as either an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options granted under the Plan are intended to qualify as such under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed and interpreted to comply with the requirements of that section and any regulations promulgated thereunder.

     Section 1.3  Administration.  The Plan shall be administered by an option
                  --------------
committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"). The Committee shall be comprised of not less than two members, all of whom must be persons who are both "Non-Employee Directors" within the meaning of Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 and "outside directors" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Board from time to time may appoint members of the Committee in substitution for or in addition to members previously appointed, and may fill vacancies in the Committee, however caused. Any action by the Committee shall be taken by majority vote at a meeting thereof called in accordance with procedures adopted thereby, or by unanimous written consent of the Committee.

     Section 1.4  Authority of Committee.
                  ----------------------

          (a) Subject to the other provisions of this Plan, the Committee shall have sole authority in its absolute discretion: to grant Options and Restricted Stock Awards under the Plan; to determine the officers, employees and directors to whom Options and/or Restricted Stock Awards shall be granted under the Plan; to determine the number of shares subject to any Option or Restricted Stock Award under the Plan; to fix the option price and the duration of each Option; to establish corporate or individual performance or other vesting standards for Options or Restricted Stock Awards; to establish any other terms and conditions of Options and Restricted Stock Awards; and to accelerate the time at which any outstanding Option may be exercised or the time when restrictions and conditions on Restricted Stock Awards will lapse. The Board may also grant Options and/or Restricted Stock Awards from time to time to consultants who are not employees of the Company. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option or Restricted Stock Award granted thereunder. In addition, directors or former directors of the Company, including members or former members of the Committee, shall be entitled to indemnification by the Company to the extent permitted by applicable law and by the Company's Articles of Incorporation or Bylaws with respect to any liability or expense arising out of such person's participation in the administration of this Plan.

          (b) Subject to the other provisions of this Plan, and with a view to effecting its purpose, the Committee shall have sole authority in its absolute discretion: to construe and interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to make any other determinations relating to the Plan; and to do everything necessary or advisable to administer the Plan.

          (c) All decisions, determinations, and interpretations made by the Committee shall be binding and conclusive on all optionees and holders of restricted stock and on their legal representatives, heirs and beneficiaries.

          Section 1.5  Shares Subject to the Plan: Reservation of Shares.  The
                       -------------------------------------------------
maximum aggregate number of shares of common stock of the Company available pursuant to the Plan for the grant of Options and for Restricted Stock Awards, subject to adjustments as provided in Section 1.7, shall be 250,000 shares of the Company's common stock, no par value (the "Common Stock"). The aggregate number of shares of Common Stock with respect to which Options and Restricted Stock Awards under the Plan may be granted to any individual (including Options and Restricted Stock Awards that are subsequently cancelled) shall not exceed an aggregate of 50,000 shares of Common Stock. If any Option granted pursuant to the Plan expires or terminates for any reason before it has been exercised in full, the unpurchased shares subject to that Option shall again be available for the purposes of the Plan. If any shares issued pursuant to a Restricted Stock Award are forfeited, they shall again be available for the purposes of the Plan. The Company shall at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.

          Section 1.6  Eligibility.  Options and Restricted Stock Awards may be
                       -----------
granted under the Plan to such key employees (including statutory employees within the meaning of Section 3121(d) of the Code), officers, directors or consultants of the Company or a subsidiary of the Company, whether or not employees, as the Committee shall select from time to time in its discretion. Incentive Stock Options, however, may be granted under the Plan only to key employees of the Company or a subsidiary of the Company who qualify for the grant of an Incentive Stock Option under Section 422 of the Code.

          Section 1.7  Adjustments.  If the shares of Common Stock of the
                       -----------
Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split in which the Company is the surviving entity, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which Options and Restricted Stock Awards may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised Options or unvested Restricted Stock Awards that shall have been granted prior to any such change shall likewise be made. Any such adjustment in outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of any such Option, but with a corresponding adjustment in the price for each share covered by the Option, and shall be made in a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding Incentive Stock Options. In making any adjustment pursuant to this Section 1.7, any fractional shares shall be disregarded.

     In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

     The grant of an Option or a Restricted Stock Award under the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure.

ARTICLE II
----------

STOCK OPTIONS
-------------

          Section 2.1  Grant.  The Committee may cause the Company to grant
                       -----
Stock Options for the purchase of shares of Common Stock to eligible participants under the Plan in such amounts as the Committee, in its sole discretion shall determine. Options granted pursuant to the Plan that are intended to qualify as "incentive stock options" under Section 422 of the Code shall be designated as such at the time of their grant and are referred to herein as Incentive Stock Options. Options not intended to qualify as Incentive Stock Options are referred to herein as Nonqualified Stock Options and shall be designated as such in the applicable option agreement.


          Section 2.2  Terms and Conditions of Options.  Options granted under
                       -------------------------------
the Plan shall be evidenced by written agreements ("option agreements") in such form as the Committee may from time to time approve. The terms and conditions of Options granted under the Plan, including the satisfaction of corporate or individual performance or other vesting standards, may differ one from another as the Committee shall in its discretion determine, as long as all Options granted under the Plan satisfy the terms and conditions applicable to Options set forth in this Plan.

          (a) Number of Shares; Designation.  Each Option shall state the number
              -----------------------------
     of shares of Common Stock to which it pertains and that it is either an Incentive Stock Option or a Nonqualified Stock Option.

          (b) Option Price.  Each Option shall state the option price, which
              -------------
     shall not be less than the fair market value (as hereinafter defined) per share of the Common Stock at the time the option is granted (except that for Incentive Stock Options granted to any employee who owns more than 10% of the combined voting power of all classes of stock of the Company, the option price shall not be less than 110% of fair market value). For the purpose of the Plan, the "fair market value" per share of Common Stock on any date of reference shall be the Closing Price of the Common Stock referred to in clauses (i), (ii) or (iii) below, whichever appropriate, on the business day immediately preceding such date. For this purpose, the Closing Price of the Common Stock on any business day shall be: (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system on which the Common Stock is principally traded, as reported in any newspaper of general circulation;
     (ii) if clause (i) is not applicable and the Common Stock is otherwise quoted on NASDAQ, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for the Common Stock on such system for such day; or (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the preceding ten days. If neither clause (i) nor clauses (ii) or (iii) are applicable, "fair market value" per share of Common Stock shall be such value as shall be determined by the Committee in its sole discretion, unless the Committee shall identify a different method for determining fair market value in a fair and uniform manner.

          (c) Exercise of Options.  Each Option shall be exercisable in one or
              -------------------
     more installments during its term, as provided in the applicable Option agreement, and the right to exercise may be cumulative. No Option may be exercised for a fraction of a share of Common Stock. Unless otherwise provided by the applicable Option agreement, the purchase price of any shares purchased shall be paid in full in cash or by cashier's check payable to the order of the Company, by surrender of shares of Common Stock held by the grantee for more than six months and having a value at the exercise date equal to the exercise price, or through a cashless exercise through a broker-dealer registered with the Securities and Exchange Commission, or by a combination of any of the foregoing. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be valued at their fair market value as of the day of delivery, as determined in accordance with Section 2.2(b). No optionee, or optionee's executor, administrator, legatee, or distributee, shall be deemed to be a holder of any shares subject to an Option unless and until a stock certificate or certificates for such are issued to such person(s) under the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 1.7. The exercise of Options under the Plan shall be subject to the withholding requirements as set forth in Section 4.2.

          (d) Written Notice Required.  An Option granted pursuant to the terms
              ------------------------
     of this Plan shall be exercised when written notice of that exercise, stating the number of shares with respect to which the Option is being exercised, has been given to the Company at its principal office, from the person entitled to exercise the Option and full payment for the shares with respect to which the Option is exercised has been received by the Company.

          (e) Options Not Transferable.  Options granted pursuant to this Plan
              ------------------------
     may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent or distribution and may be exercised during the lifetime of an optionee only by that optionee.

          (f) Duration of Options.  Each Option and all rights thereunder
              -------------------
     granted pursuant to the terms of this Plan shall expire on the date specified in the applicable option agreement, but in no event shall any Option expire later than ten (10) years from the date on which the Option is granted; provided, however, that any Incentive Stock Option granted to an employee who owns more than 10% of the combined voting power of all classes of stock of the Company may not be exercisable after the date five
     (5) years from the date the Option is granted. In addition, each Option shall be subject to early termination as provided in this Plan or the applicable option agreement.

          (g) Termination of Employment, Disability or Death.
              -----------------------------------------------

              (i) If an optionee ceases to be employed by the Company, or any subsidiary corporation, for any reason other than death or disability, any Option granted to such optionee that is unexercised or still subject to any restrictions or conditions shall be terminated and forfeited, unless otherwise provided in the applicable option agreement.

              (ii)   If an optionee becomes disabled within the meaning of
          Section 22(e)(3) of the Code while employed by the Company, or any subsidiary corporation, any Option may be exercised at any time within three months after the date of termination of employment due to disability, unless a longer or shorter period is provided in the applicable option agreement.

              (iii) If an optionee dies while employed by the Company, or any subsidiary corporation, any Option shall expire one year after the date of death, unless a longer or shorter period of exercise is provided in the applicable option agreement. During this period, the Option may be exercised, except as otherwise provided in the applicable option agreement, by the person or persons to whom the optionee's rights under the Option shall pass by will or by the laws of descent and distribution, but in no event may the Option be exercisable more than ten years from the date of grant.

               (iv) Unless otherwise provided in the applicable option agreement, any Option that may be exercised for a period following termination of the optionee's employment may be exercised only to the extent it was exercisable immediately before such termination and in no event after the Option would expire by its terms without regard to such termination.

               (v) If a nonemployee director ceases to serve the Company in that capacity, the optionee's rights upon such termination shall be governed in the manner of a optionee's rights upon termination of employment as set forth above.

          (h)  Reorganizations. If the Company shall be a party to any merger or
               ----------------
     consolidation in which it is not the surviving entity or pursuant to which the shareholders of the Company exchange their Common Stock for other securities or for cash in any acquisition transaction, or if the Company shall dissolve or liquidate or sell all or substantially all of its assets, or upon consummation of a tender offer approved by the Board, all Options outstanding under this Plan, unless otherwise provided in the applicable option agreement, shall terminate on the effective date of such merger, consolidation, dissolution, liquidation, sale or tender offer; provided, however, that prior to such effective date, the Committee may, in its discretion, either (i) make any or all outstanding Options immediately exercisable, (ii) authorize a payment to any optionee that approximates the economic benefit that he would realize if his option were exercised immediately before such effective date, (iii) authorize a payment in such other amount as it deems appropriate to compensate any optionee for the termination of his Option, or (iv) arrange for the granting of a substitute Option to any optionee.

          Section 2.3  Maximum Amount of Incentive Stock Options.  The maximum
                       -----------------------------------------
aggregate fair market value of Common Stock, determined as of the time the Incentive Stock Option is granted, with respect to which Incentive Stock Options are exercisable by an optionee for the first time during any calendar year, under this Plan and all other incentive stock option plans of the Company and any parent, subsidiary, and predecessor corporations, shall not exceed $100,000. Any Option in excess of the foregoing limitation shall be deemed a Nonqualified Stock Option to the extent of such excess.


ARTICLE III
-----------

RESTRICTED STOCK AWARDS
-----------------------

          Section 3.1  Grant of Restricted Shares.  The Committee may cause the
                       ---------------------------
Company to grant Restricted Stock Awards to eligible participants under the Plan in such amounts as the Committee, in its sole discretion, shall determine. Restricted Stock Awards may be issued either alone or in addition to Options granted under the Plan.

          Section 3.2  Agreement.  Each Restricted Stock Award shall be
                       ---------
evidenced by a written agreement in such form and containing such provisions not inconsistent with the Plan as the Committee may from time to time approve. Each Restricted Stock Award shall be effective as of the date so stated in the resolution of the Committee making the award.

          Section 3.3  Restrictions and Conditions.  Shares of Common Stock
                       ---------------------------
awarded under this ARTICLE III shall be subject to such restrictions and conditions, if any, as may be imposed by the Committee at the time of making the award. Such restrictions and conditions may include, without limitation, the satisfaction of specified performance criteria by the Company or by the grantee of the Restricted Stock Award, or other vesting standards; provided, however, that no award shall require any payment of cash consideration by the grantee. Restrictions and conditions imposed on shares of Common Stock awarded under this
ARTICLE III may differ from one award to another as the Committee shall, in its discretion, determine. Any restrictions and conditions shall lapse, in whole or in part, as provided in the agreement evidencing the Restricted Stock Award, but must lapse, if at all, not later than ten (10) years from the date of the award.

     Shares with respect to which no restrictions or conditions are imposed and shares with respect to which the restrictions and conditions imposed thereon have lapsed are hereinafter referred to as "Unrestricted Shares." Shares with respect to which the restrictions and conditions imposed thereon have not lapsed are hereinafter referred to as "Restricted Shares."

          Section 3.4  Rights as a Shareholder.  A holder of Unrestricted Shares
                       -----------------------
shall have all of the rights of a shareholder of the Company with respect thereto and shall be entitled to receive a stock certificate evidencing such Unrestricted Shares. Such certificate shall be issued without legend, except to the extent that a legend may be necessary for compliance with applicable securities laws.

     A holder of Restricted Shares shall be the record owner thereof and shall, subject to the restrictions and conditions, have all of the rights of a shareholder with respect thereto, including, but not limited to, the right to receive all dividends paid on the Common Stock (ordinary or extraordinary, whether in cash, securities or other property) and the right to vote the Restricted Shares; provided, however, that each stock certificate evidencing Restricted Shares shall bear a conspicuous legend stating that the shares evidenced thereby are subject to restrictions as to transferability as provided in Section 3.6 and to such other restrictions and conditions as have been imposed by the Committee, and each such certificate shall be deposited by the Holder with the Company or its designee together with a stock power endorsed in blank.

          Section 3.5  Forfeiture.  Unless otherwise provided in the applicable
                       ----------
Restricted Stock Award agreement, upon termination of the grantee's employment with the Company or any of its subsidiaries for any reason whatsoever (voluntarily or involuntarily, with or without cause), all Restricted Shares then owned by him shall automatically and without any action on his part be forfeited and transferred to the Company.

          Section 3.6  Transferability.  Restricted Shares held by a grantee
                       ---------------
shall not be subject to alienation, sale, transfer, assignment, pledge, attachment or encumbrances of any kind, and any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any Restricted Shares shall be void. In addition, the Company may impose such restrictions on the transfer of Unrestricted Shares as it deems necessary or desirable to assure compliance with all applicable federal and state securities laws.

          Section 3.7  Adjustments.  If there is a change in the Common Stock of
                       -----------
the Company as described in Section 1.7 of this Plan, any stock or other securities or other property issued with respect to Restricted Shares shall be subject to the same restrictions and conditions as are applicable to such Restricted Shares, and the certificates or other evidence of such stock, securities or other property, together with an appropriate stock power or power of attorney, shall be delivered to the Company or its designee and held until such time as the restrictions and conditions applicable thereto lapse or until the stock, securities or other property is forfeited in accordance with the provisions of this ARTICLE III.

     If the Company shall be a party to any merger or consolidation in which it is not the surviving company or pursuant to which the shareholders of the Company exchange their Common Stock for other securities or for cash in any acquisition transaction, if the Company shall dissolve or liquidate or sell all or substantially all of its assets, or upon consummation of a tender offer approved by the Board, the Committee may, in its discretion, cause all Restricted Stock Awards that are still subject to any restrictions and conditions to become immediately vested in full on the effective date of any such transaction, unless otherwise provided in the applicable agreement evidencing such Restricted Stock Award.

ARTICLE IV
----------

MISCELLANEOUS PROVISIONS
------------------------

          Section 4.1  Tax Reimbursement Payments or Loans.  In view of the
                       -----------------------------------
federal and state income tax savings expected to be realized by the Company upon exercise of a Nonqualified Stock Option or the lapse of restrictions and conditions imposed upon Restricted Shares, the Committee may, in its discretion, provide that the Company will make a cash payment or a loan or a combination thereof to the grantee of a Nonqualified Stock Option or the recipient of a Restricted Stock Award (or his personal representatives or heirs) for the purpose of assisting such optionee or grantee in the payment of personal income taxes arising from such exercise or lapse of restrictions and conditions. The basis for determining the amount and conditions of such cash payment or loan or combination thereof and the terms and conditions of any such loan shall be specified in the agreement pursuant to which the grant or award is made or may be subsequently determined by the Committee. The Committee, in its discretion, may from time to time forgive any such loan in whole or in part.

          Section 4.2  Tax Withholding. No optionee shall be entitled to
                       ---------------
issuance of a stock certificate representing shares purchased upon exercise of a Nonqualified Stock Option, and no grantee of a Restricted Stock Award shall be entitled to issuance of a stock certificate evidencing Unrestricted Shares, until such optionee or grantee has paid, or made arrangements for payment, to the Company of an amount equal to the income and other taxes that the Company is required to withhold from such person as a result of his exercise of a Nonqualified Stock Option or his receipt of Unrestricted Shares. In addition, such amounts as the Company is required to withhold by reason of any tax reimbursement payments made pursuant to Section 4.1 may be deducted from such payments.

          Section 4.3  Employment.  Nothing in the Plan or in any Option or
                       -----------
Restricted Stock Award shall confer upon any eligible employee any right to continued employment by the

Company or any subsidiary of the Company, or limit in any way the right of the Company or any subsidiary of the Company at any time to terminate or alter the terms of that employment.

          Section 4.4  Effective Date of Plan.  This Plan shall be effective
                       -----------------------
February 12, 2001, the date of adoption of the Plan by the Board of Directors of the Company, subject to approval of the Plan by the shareholders of the Company by the majority of the votes cast at a meeting at which a majority of the Company's Common Stock is present either in person or by proxy held within 12 months of the date of adoption of the Plan by the Board.

          Section 4.5  Termination and Amendment of Plan.  The Plan may be
                       ---------------------------------
amended, revised or terminated at any time by the Board; provided, however, that no amendment or revision shall, without the approval of the Company's Shareholders, (a) increase the maximum aggregate number of shares subject to this Plan, except as permitted under Section 1.7; (b) change the minimum purchase price for shares subject to Options granted under the Plan; (c) extend the maximum duration established under the Plan for any Option or for a Restricted Stock Award; or (d) permit the granting of an Option or Restricted Stock Award to anyone other than those individuals described in Section 1.6 hereof . Unless sooner terminated, the Plan shall terminate on February 11, 2011. No Option or Restricted Stock Award shall be granted under the Plan after the Plan is terminated.

          Section 4.6  Prior Rights and Obligations.  No amendment, suspension,
                       ----------------------------
or termination of the Plan shall, without the consent of the person who has received an Option or Restricted Stock Award, alter or impair any of that person's rights or obligations under any Option or Restricted Stock Award granted under the Plan prior to such amendment, suspension, or termination.

          Section 4.7  Securities Laws.  Shares of Common Stock issuable
                       ---------------
pursuant to this Plan may, at the option of the Company, be registered under applicable federal and state securities laws, but the Company shall have no obligation to undertake such registrations and may, in lieu thereof, issue shares hereunder only pursuant to applicable exemptions from such registrations. In the event that no such registrations are undertaken, the shares shall be issued only to persons who qualify to receive such shares in accordance with the exemption from registration on which the Company relies. In connection with any award of shares or the reissuance of certificates under the Plan, the Committee may require appropriate representations from the recipient of such shares and take such other action as the Committee may deem necessary, including but not limited to placing restrictive legends on certificates evidencing such shares and placing stop transfer instructions in the Company's stock transfer records, or delivering such instructions to the Company's transfer agent, in order to assure compliance with any such exemptions. Notwithstanding any other provision of the Plan, no shares will be issued pursuant to the Plan unless such shares have been registered under all applicable federal and state securities laws or unless, in the opinion of counsel satisfactory to the Company, exemptions from such registrations are available.